FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 24.1 - POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENT - that each person whose signature appears below constitutes and appoints Joseph E. O'Dell and David R. Tomb, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to do done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1934, this report has been signed by the following persons in the capacities and on the dates indicated.

 SIGNATURE AND CAPACITY                                                                        DATE

/S/ DALE LATIMER                                                                              March 12, 2002
Dale Latimer, Director

/S/DAVID DAHLMANN                                                                          March 12, 2002
David S. Dahlmann, Director

/S/JOHN A. ROBERTSHAW, JR.                                                          March 12, 2002
John A. Robertshaw, Jr., Director

/S/DAVID R. TOMB, JR.                                                                       March 12, 2002
David R. Tomb, Jr., Sr. Vice President,
Secretary and Treasurer and Director

/S/E. H. BRUBAKER                                                                            March 12, 2002
E. H. Brubaker, Director

/S/SUMNER E. BRUMBAUGH                                                              March 12, 2002
Sumner E. Brumbaugh, Director

/S/RONALD C. GEISER                                                                        March 12, 2002
Ronald C. Geiser, Director

/S/JOSEPH E. O'DELL                                                                         March 12, 2002
Joseph E. O'Dell, President and CEO and
Director

/S/JOHNSTON A. GLASS                                                                     March 12, 2002
Johnston A. Glass, Director

/S/JAMES W. NEWILL                                                                         March 21, 2002
James W. Newill, Director

/S/RAY T. CHARLEY                                                                            March 21, 2002
Ray T. Charley, Director

/S/JOHN J. DOLAN                                                                               March 12, 2002
(2)John J. Dolan, Executive Vice President
and Chief Financial Officer

/S/JANICE PATTI                                                                                  March 12, 2002
(1)Janice Patti, Comptroller

(1) Also Chief Accounting Officer
(2) Also Financial Officer